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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amylin Pharmaceuticals, Inc. 2001 Equity Incentive Plan, Amylin Pharmaceuticals, Inc. 2001 Deferred Compensation Plan and Amylin Pharmaceuticals, Inc. 2003 Non-Employee Directors' Stock Option Plan of our report dated January 31, 2003, with respect to the consolidated financial statements of Amylin Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

San Diego, California
August 13, 2003

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  Exhibit 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS